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                                                                      EXHIBIT 99



NEWS RELEASE                                                      [VERIZON LOGO]


FOR IMMEDIATE RELEASE                              Contact:
July 21, 2000                                      Peter Thonis (Media)
                                                   212-395-2355
                                                   peter.thonis@verizon.com

                                                   John Diercksen (Investors)
                                                   212-395-1842
                                                   john.w.diercksen@verizon.com


                   VERIZON RESPONDS TO RECENT MARKET ACTIVITY

         Verizon Communications (NYSE: VZ) today issued the following statement in response to recent market activity:

         Verizon Communications management expressed confidence in the growth potential and profitability of the enterprise, which was formed June 30 through the merger of Bell Atlantic Corp. and GTE Corp. Verizon will discuss its financial outlook at a meeting with the financial community on Aug. 8.

         "The performance of our companies in the second quarter gives us the confidence that we will be able to realize the strategic advantages of our merger to the fullest extent possible," said Verizon Chairman and co-CEO Charles
R. Lee.

         The company said it expects that second quarter earnings will be consistent with the prior guidance issued by each company. Preliminary results include:

         o Consolidated revenue growth of approximately 15 percent, which includes growth resulting from the formation of Verizon Wireless.

         o 878,500 consumer and business long distance customers in New York, more than doubling the number added in first quarter and bringing the total number of Verizon long distance customers to more than 4.4 million.

         o 221,000 DSL subscribers, 47 percent more than at the end of first quarter.


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Verizon News Release, page 2


         o Approximately 800,000 wireless net additions, about 21 percent more than in second quarter 1999, and resulting in approximately 25.6 million wireless customers.

         o        Data revenue growth exceeding 30 percent.

         o More than $3 billion in cash generated by the completion of previously announced asset sales.

         "We are demonstrating our belief in the potential created by the combination of our two companies by aggressively buying back shares under our previously authorized share repurchase program," said Verizon President and co-CEO Ivan Seidenberg. "We are also committed to meeting and potentially exceeding the expense synergies we identified for our merger, which, excluding Genuity, now total $1.5 billion."

         At the Aug. 8 meeting, to be held in New York, Verizon will announce second quarter results, pro forma results for 1999 and 2000, and discuss its post-merger financial outlook. The public can listen to an audiocast of the meeting and view slides at www.verizon.com/investor.

         At the meeting, Verizon executives will give a comprehensive description of the business. They will also issue new guidance reflecting:

         o The conditions of the Federal Communications Commission's approval of the merger, including the cost of implementing common in-franchise operating systems and complying with requirements to expand out of region.

         o        The effects of the separation of Genuity, GTE's
                  Internetworking business, from Verizon Communications, and the deconsolidation of Genuity's results from Verizon's.

         The revised guidance will also reflect the following non-cash items:

         o Goodwill associated with the assets contributed to Verizon Wireless by Vodafone AirTouch plc and PrimeCo Personal Communications.

         o Conforming accounting practices to develop a unified approach for the combined company.

         Verizon Communications (NYSE:VZ), formed by the merger of Bell Atlantic and GTE, is one of the world's leading providers of communications services. Verizon companies are the largest providers of wireline and wireless communications in the United States, with 95 million access lines and 25 million wireless customers. A Fortune 10 company with more than 260,000 employees and approximately $60 billion in 1999 revenues, Verizon's global presence extends to 40 countries in the Americas, Europe, Asia and the Pacific. For more information on Verizon, visit www.verizon.com.

                                      ####




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Verizon News Release, page 3


ON THE INTERNET: Verizon news releases, executive speeches and biographies, news media contacts and other information are available at Verizon's News Center on the World Wide Web (www.verizon.com/news). To receive news releases by email, visit the News Center and register for personalized automatic delivery of Verizon news releases.

NOTE: This press release contains statements about expected future events and financial results that are forward-looking and subject to risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The following important factors could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: materially adverse changes in economic conditions in the markets served by us or by companies in which we have substantial investments; material changes in available technology; the final outcome of federal, state, and local regulatory initiatives and proceedings, including arbitration proceedings, and judicial review of those initiatives and proceedings, pertaining to, among other matters, the terms of interconnection, access charges, universal service, and unbundled network element and resale rates; the extent, timing, success, and overall effects of competition from others in the local telephone and toll service markets; the timing and profitability of our entry into the in-region long distance market; our ability to combine Bell Atlantic and GTE operations and obtain revenue enhancements and cost savings following the merger; and the ability of Verizon Wireless to combine operations and obtain revenue enhancements and cost savings.